EXHIBIT 99.1

WCA Waste Corporation Announces Third Quarter 2008 Results

Revenue Increased 9% to a Record Quarterly Level of $52.8 Million

HOUSTON, Oct. 29, 2008 (GLOBE NEWSWIRE) -- WCA Waste Corporation (Nasdaq:WCAA) announced today financial results for the third quarter ended September 30, 2008. For the quarter ended September 30, 2008, revenue increased 9.0% to $52.8 million compared to the $48.4 million for the same period last year. Operating income for the quarter was $7.0 million, as compared to $8.1 million for the comparable quarter last year. The margin decline is principally a result of increased fuel expense reducing margins by 3.1% of revenue. Including the negative impact of the interest rate swap, net income available to common stockholders was $(0.3) million, or $(0.02) per share, for the three months ended September 30, 2008. Adjusted for the impact of the interest rate swap, net income available to common stockholders was $0.3 million, or $0.02 per share, for the three months ended September 30, 2008 (please refer to the attached schedule).

For the nine months ended September 30, 2008, revenue increased 14.1% to $154.4 million compared to the $135.2 million for the same period last year. Operating income was $18.6 million for the nine months ended September 30, 2008 compared to $20.8 million for the nine months ended September 30, 2007. The margin decline is principally a result of increased fuel expense reducing margins by 3.2% of revenue. Under our previously disclosed stock repurchase program, the Company has purchased 891,347 shares of its common stock during 2008, through October 28, 2008.

Tom Fatjo, Chairman of WCA Waste Corporation, stated "the 9% revenue growth WCA experienced led to record quarterly revenue of $52.8 million. Factored in the revenue growth was an increase in pricing of 4%, fuel surcharge of 4%, acquisition contribution of 5.8% and a decline in volume of 4.8%."

WCA Waste Corporation is an integrated company engaged in the transportation, processing and disposal of non-hazardous solid waste. The Company's operations currently consist of 24 landfills, 24 transfer stations/material recovery facilities and 26 collection operations located throughout Alabama, Arkansas, Colorado, Florida, Kansas, Missouri, New Mexico, North Carolina, Oklahoma, South Carolina, Tennessee and Texas. The Company's common stock is traded on the NASDAQ Global Market System under the symbol "WCAA."

The WCA Waste Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1736

RISK FACTORS AND CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release and other communications, such as conference calls, presentations, statements in public filings, other press releases, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally include discussions and descriptions other than historical information. These statements can generally be identified as such because the context of the statement will include words such as "may," "will," "should," "outlook," "project," "intend," "seek," "plan," "believe," "anticipate," "expect," "estimate," "potential," "continue," or "opportunity," the negatives of these words, or similar words or expressions. Similarly, statements that describe our plans, objectives, goals, expectations or intentions and other statements that are not historical facts are forward-looking statements. For example, descriptions of strategy are forward looking statements, including descriptions of our acquisition strategy and the benefits of any acquisition or potential acquisition.

In other presentations and reports, we may provide "run-rate" estimates with respect to us and also separately with respect to one or more acquired businesses. Statements concerning "run-rates" are forward-looking statements, are not audited or based on GAAP and are made based on estimations from information provided to us by the acquired companies and from other sources and estimates developed by us. We determine the period over which to calculate a "run-rate" based on factors we deem to be reasonable. In computing revenue "run-rates" as of the end of any given period we generally annualize the average of monthly revenues of the companies that we acquired for the period prior to acquisition (which is the "run-rate" for the acquired businesses). Actual revenues may or may not equal the estimated "run-rate." For entities that were previously owned by us, we calculate "run-rate" based on the period that we originally owned these entities.

In addition, we provide estimates in this press release and in other presentations and reports as to the factors that impacted revenue growth. Such estimates represent our best judgment as to the revenue growth attributable from operations acquired during period described versus revenue growth attributable to other factors on a consolidated basis. For this purpose we develop estimates based comparisons of operating results for different periods, information from acquired companies, records concerning pricing in various markets and records concerning volumes at different periods, among other information. We note that, over time, acquired operations become integrated with our other operations so that revenues cannot be directly traced or sourced to any given acquisition. Customer additions and turnover, combinations of and adjustments to routes, alterations in safety and quality standards, sales and marketing for the integrated operation, and a variety of other factors influence revenues and other operating results for the combined operations.

The forward-looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. We caution that forward-looking statements are not guarantees, are based upon the current beliefs and expectations of WCA's management, and are subject to known and unknown risks and uncertainties. Since our business, operations and strategies are subject to a number of risks, uncertainties and other factors, actual results may differ materially from those described in the forward-looking statements.

As to acquisitions and acquisition strategies, on which our future financial performance will significantly depend, risks and uncertainties include, without limitation: we may be unable to identify, complete or integrate future acquisitions successfully; we compete for acquisition candidates with other purchasers, some of which have greater financial resources and may be able to offer more favorable terms; revenue and other synergies from acquisitions may not be fully realized or may take longer to realize than expected; we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory, business or other reasons; businesses that we acquire may have unknown liabilities and require unforeseen capital expenditures; changes or disruptions associated with making acquisitions may make it more difficult to maintain relationships with customers of the acquired businesses; in connection with financing acquisitions, we may incur additional indebtedness, or may issue additional shares of our common stock which would dilute the ownership percentage of existing stockholders; rapid growth may strain our management, operational, financial and other resources; revenue and other synergies from acquisitions may not be fully realized or may take longer to realize than expected; and we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory, business or other reasons.

Moreover, our results will be subject to a number of operational and other risks, including the following: we may not be successful in expanding the permitted capacity of our current or future landfills; our business is capital intensive, requiring ongoing cash outlays that may strain or consume our available capital; increases in the costs of disposal, labor and fuel could reduce operating margins; increases in costs of insurance or failure to maintain full coverage could reduce operating income; we may be unable to obtain financial assurances necessary for our operations; we are subject to environmental and safety laws, which restrict our operations and increase our costs, and may impose significant unforeseen liabilities; we compete with large companies and municipalities with greater financial and operational resources, and we also compete with alternatives to landfill disposal; covenants in our credit facilities and the instruments governing our other indebtedness may limit our ability to grow our business and make capital expenditures; changes in interest rates may affect our results of operations; a downturn in U.S. economic conditions or the economic conditions in our markets may have an adverse impact on our business and results of operations; and our success depends on key members of our senior management, the loss of any of whom could disrupt our customer and business relationships and our operations.

We describe these and other risks in greater detail in the sections entitled "Business-Risk Factors" and "-Cautionary Statement About Forward-Looking Statements" included in our Form 10-K for the year ended December 31, 2007, to which we refer you for additional information.

                         WCA Waste Corporation
            Condensed Consolidated Statement of Operations
               (In thousands, except per share amounts)
                              (Unaudited)

                               Three Months Ended   Nine Months Ended
                                 September 30,         September 30,
                               -----------------   -------------------
                                2008      2007       2008       2007
                               -------   -------   --------   --------

 Revenue                       $52,782   $48,421   $154,365   $135,248
 Expenses:
  Cost of services              36,060    30,636    106,694     87,170
  Depreciation and
   amortization                  6,738     6,515     20,138     17,800
  General and administrative     3,019     3,163      8,962      9,438
                               -------   -------   --------   --------
                                45,817    40,314    135,794    114,408
                               -------   -------   --------   --------
 Operating income                6,965     8,107     18,571     20,840
 Other income (expense):
  Interest expense, net         (4,642)   (4,384)   (13,785)   (12,350)
  Impact of interest rate swap    (962)   (2,941)    (1,869)    (1,348)
  Other                            127        71       (105)       348
                               -------   -------   --------   --------
                                (5,477)   (7,254)   (15,759)   (13,350)
                               -------   -------   --------   --------

 Income before income taxes      1,488       853      2,812      7,490
 Income tax provision             (768)     (343)    (1,568)    (3,052)
                               -------   -------   --------   --------
 Net income                        720       510      1,244      4,438
 Accrued payment-in-kind
  dividend on preferred stock   (1,025)     (977)    (3,041)    (2,892)
                               -------   -------   --------   --------
 Net income (loss) available
  to common stockholders       $  (305)  $  (467)  $ (1,797)  $  1,546
                               =======   =======   ========   ========

 PER SHARE DATA (Basic and
  diluted):
 Net income (loss) available
  to common stockholders
   -- Basic                    $ (0.02)  $ (0.03)  $  (0.11)  $   0.09
                               =======   =======   ========   ========
   -- Diluted                  $ (0.02)  $ (0.03)  $  (0.11)  $   0.09
                               =======   =======   ========   ========

 WEIGHTED AVERAGE SHARES
  OUTSTANDING (Basic)           16,248    16,470     16,425     16,450
                               -------   -------   --------   --------
 WEIGHTED AVERAGE SHARES
  OUTSTANDING (Diluted)         16,248    16,470     16,425     16,490
                               -------   -------   --------   --------

                      Non-GAAP Financial Measures
 ---------------------------------------------------------------------

 Our management evaluates our performance based on non-GAAP measures, of which the primary performance measure is EBITDA. EBITDA
 consists of earnings (net income or loss) available to common stockholders before preferred stock dividend, interest expense
 (including write-off of deferred financing costs and debt
 discount), impact of interest rate swap agreements, income tax expense, depreciation and amortization, and loss on disposition of note receivable from Waste Services in May 2008. We also use these same measures when evaluating potential acquisition
 candidates.

     We believe EBITDA is useful to an investor in evaluating our operating performance because:
 *   it is widely used by investors in our industry to measure a company's operating performance without regard to items such as interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;
 *   it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swap agreements and payment-in-kind dividend) and asset base
     (primarily depreciation and amortization of our landfills and vehicles) from our operating results; and
 *   it helps investors identify items that are within our operational control. Depreciation charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

     Our management uses EBITDA:
 *   as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;
 *   as one method to estimate a purchase price (often expressed as a multiple of EBITDA) for solid waste companies we intend to acquire. The appropriate EBITDA multiple will vary from
     acquisition to acquisition depending on factors such as the size of the operation, the type of operation, the anticipated growth in the market, the strategic location of the operation in its market as well as other considerations;
 *   in presentations to our board of directors to enable them to have the same consistent measurement basis of operating performance used by management;
 *   as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations;
 *   in evaluations of field operations since it represents
     operational performance and takes into account financial measures within the control of the field operating units;
 *   as a component of incentive cash bonuses paid to our executive officers and other employees;
 *   to assess compliance with financial ratios and covenants included in our credit agreements; and
 *   in communications with investors, lenders, and others concerning our financial performance.

 The following presents a reconciliation of net income (loss) available to common stockholders to our total EBITDA (in thousands):

                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                                -----------------   -----------------
                                 2008      2007      2008       2007
                                -------   -------   -------   -------

 Net income (loss) available
  to common stockholders        $  (305)  $  (467)  $(1,797)  $ 1,546
 Accrued payment-in-kind
  dividend on preferred stock     1,025       977     3,041     2,892
 Depreciation and amortization    6,738     6,515    20,138    17,800
 Interest expense, net            4,642     4,384    13,785    12,350
 Impact of interest rate swap       962     2,941     1,869     1,348
 Loss on disposition of note
  receivable                         --        --       326        --
 Income tax provision               768       343     1,568     3,052
                                -------   -------   -------   -------
 Total EBITDA                   $13,830   $14,693   $38,930   $38,988
                                =======   =======   =======   =======
 As a percentage of revenue        26.2%     30.3%     25.2%     28.8%

 The following table presents a reconciliation of net income (loss)
 available to common stockholders to adjusted net income (loss)
 available to common stockholders to exclude impact of interest rate swap agreements and loss on disposition of note receivable from Waste
 Services in May 2008 (in thousands, except per share amounts).
 Management believes that this non-GAAP measure is useful to an investor because the excluded items are not representative of our on-going operational performance. Per share information of the adjusted net income (loss) available to common stockholders is also shown below:

 Adjusted net income (loss)
 available to common
 stockholders to exclude impact
 of interest rate swap agreements,
 loss on disposition of note      Three Months Ended  Nine Months Ended
 receivable                          September 30,      September 30,
                                   ----------------   ----------------
                                    2008     2007      2008      2007
                                   -------  -------   -------  -------

 Net income (loss) available to
  common stockholders              $  (305) $  (467)  $(1,797) $ 1,546
 Impact of interest rate swap,
  net of tax                           621    1,842     1,155      854
 Loss on disposition of note
  receivable, net of tax                --       --       194       --
                                   -------  -------   -------  -------
 Adjusted net income (loss)
  available to common stockholders $   316  $ 1,375   $  (448) $ 2,400
                                   =======  =======   =======  =======

 PER SHARE DATA (Basic and
  diluted):
 Net income (loss) available to
  common stockholders              $ (0.02) $ (0.03)  $ (0.11) $  0.10
 Impact of interest rate swap,
  net of tax                          0.04     0.11      0.07     0.05
 Loss on disposition of note
  receivable, net of tax                --       --      0.01       --
                                   -------  -------   -------  -------
 Adjusted net income (loss)
  available to common stockholders
  to exclude impact of interest
  rate swap agreements, loss on
  disposition of note receivable:
   -- Basic                        $  0.02  $  0.08   $ (0.03) $  0.15
                                   =======  =======   =======  =======
   -- Diluted                      $  0.02  $  0.08   $ (0.03) $  0.15
                                   =======  =======   =======  =======
 WEIGHTED AVERAGE SHARES
  OUTSTANDING (Basic)               16,248   16,470    16,425   16,450
                                   -------  -------   -------  -------
 WEIGHTED AVERAGE SHARES
  OUTSTANDING (Diluted)             16,399   16,597    16,425   16,533
                                   -------  -------   -------  -------

 These non-GAAP measures may not be comparable to similarly titled measures employed by other companies and are not measures of performance calculated in accordance with GAAP. They should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

                       Supplemental Disclosures
 --------------------------------------------------------------------
           (Dollars in millions unless otherwise indicated)

                                 Nine Months Ended   Nine Months Ended
                                September 30, 2008  September 30, 2007
                                 ----------------    ----------------
 Revenue Breakdown:
    Collection                   $ 96.8      51.6%   $ 82.7      50.0%
    Disposal                       55.7      29.7%     52.2      31.6%
    Transfer                       23.4      12.5%     23.4      14.1%
    Other                          11.7       6.2%      7.1       4.3%
                                 ------    ------    ------    ------
       Total                      187.6     100.0%    165.4     100.0%
    Intercompany eliminations     (33.2)              (30.2)
                                 ------              ------
       Total reported revenue    $154.4              $135.2
                                 ======              ======

 Internalization of Disposal:
 Nine months ended September
  30, 2008                         73.3%
 --------------------------------------------------------------------

                              Three Months       Nine Months
                                 Ended              Ended
                             September 30,      September 30,
                             2008 vs. 2007      2008 vs. 2007
                             -------------     --------------
 Revenue Growth:
  Volume                     $(2.3)  -4.8%(a)  $(3.3)    -2.5%(a)
  Price                        1.9    4.0%(a)    5.3      3.9%(a)
  Fuel surcharge               2.0    4.0%(a)    4.4      3.3%(a)
  Acquisitions                 2.8    5.8%(a)   12.7      9.4%(a)
                             -----   -----     -----    -----
      Total revenue growth   $ 4.4    9.0%     $19.1     14.1%
                             =====             =====

 (a) Percentages are calculated based on dollar amounts rounded in thousands.
 ------------------------------------------------------------------

                                                Sept. 30,
                                                  2008
                                                 ------
 Debt-to-Capitalization:
   Long-term debt including current maturities   $193.8
   Total equity including preferred stock         170.1
                                                 ------

       Total capitalization                      $363.9
                                                 ======

           Debt-to-total capitalization            53.3%

 Net Debt-to-Capitalization:

   Long-term debt including current maturities   $193.8
   Cash on hand                                    (1.9)
                                                 ------
   Net debt                                       191.9
   Total equity including preferred stock         170.1
                                                 ------
       Total capitalization                      $362.0
                                                 ======

           Net debt-to-total capitalization        53.0%

CONTACT:  WCA Waste Corporation
          Tommy Fatjo
          713-292-2400